UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 7, 2018, Spanish Broadcasting System, Inc. (the "Company") held its Annual Meeting of Stockholders ("Annual Meeting"). The stockholders considered and voted on one proposal submitted for stockholder vote, which is described in detail in the Company's 2018 Proxy Statement. There were 4,216,991 shares of Class A common stock, 2,340,353 shares of Class B common stock, and 380,000 shares of Series C preferred stock outstanding and entitled to vote at the meeting. Stockholders are entitled to one vote for each share of Class A common stock, ten votes for each share of Class B common stock, and two votes for each share of Series C preferred stock they hold. The following is a brief description of the matter voted on at the Annual Meeting and the final results of such voting:

Proposal.  Election of Directors

The six directors were elected at the Annual Meeting to hold office until such time as their respective successors have been duly elected and qualified based upon the following votes:

Nominee Common Stock Directors	Votes For	Votes Against / Withheld
Raúl Alarcón	24,537,199	491,711
Joseph A. García	24,537,189	491,721
Manuel E. Machado	24,621,061	407,849
Jason L. Shrinsky	24,536,607	492,303
José A. Villamil	24,620,943	407,967
Mitchell A. Yelen	24,620,993	407,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

June 11, 2018	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary